Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FIRST QUARTER FISCAL YEAR 2005 RESULTS

RUTLAND, VERMONT (September 8, 2004)—Casella Waste Systems, Inc. (Nasdaq: CWST), a regional, non-hazardous solid waste services company, today reported financial results for the first quarter of its 2005 fiscal year.

First Quarter Results

For the quarter ended July 31, 2004, the company reported revenues of $124.2 million. The company’s net income per common share was $0.08. Operating income for the quarter was $12.8 million. Cash provided by operating activities in the quarter was $19.7 million. The company’s earnings before interest, taxes, depreciation and amortization (EBITDA) was $30.1 million*. As of July 31, 2004, the company had cash on hand of $3.4 million, and had an outstanding total debt level of $368.2 million.

Disposal Capacity Additions Contributing

 “During our fiscal year 2004, we more than doubled the company’s total disposal capacity – a significant achievement,” John W. Casella, chairman and chief executive officer, said. “Our first quarter was marked by the emerging contributions this capacity is making as we build and leverage the integration of these assets.

“Our internalization rate improved nearly 300 basis points on a quarter-over-quarter basis, from 51.8 percent in the first quarter of fiscal 2004 to 54.7 percent in the first quarter of 2005,” Casella said.

“We continue to advance the performance of the business,” Casella said. “Both our EBITDA* margins and our operating income margins were up in the quarter.”

Company Sees Modest Economic Gains in its Market

“We are still seeing modest improvements in volumes throughout our marketplace,” Casella said, “and in the economy generally. We are still concerned that volatile oil prices may restrain consumer spending, which is one of the drivers of economic improvement in this region.”

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose free cash flow and earnings before interest, taxes, depreciation and amortization (EBITDA), which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies in the solid waste industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons we utilize these non-GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to cash provided by operating activities as determined in accordance with GAAP. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

More detailed financial results are contained in the tables accompanying this release.

Casella Waste Systems, headquartered in Rutland, Vermont, provides collection, transfer, disposal and recycling services primarily in the northeastern United States.

For further information, contact Richard Norris, chief financial officer; or Joseph Fusco, vice president; at (802) 775-0325, or visit the company’s website at http://www.casella.com.

The company will host a conference call to discuss these results on Thursday, September 9, 2004 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (719) 457-2641 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast. A replay of the call will be available by calling 719-457-0820 (conference code #860409) before 11:59 p.m. ET, Thursday, September 16, 2004, or by visiting the company’s website.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are forward-looking statements. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: we may be unable to make acquisitions and otherwise develop additional disposal capacity; continuing weakness in general economic conditions may affect our revenues; we may be required to incur capital expenditures in excess of our estimates; and fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations. Other factors which could materially affect such forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission, including certain factors which could affect future operating results detailed in the Management’s Discussion and Analysis section in our Form 10-K for the fiscal year ended April 30, 2004.

(tables follow)

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except amounts per share)

	Three Months Ended
	July 31, 2003	July 31, 2004

Revenues	$113,888	$124,164

Operating expenses:
Cost of operations	74,278	78,560
General and administration	14,473	15,543
Depreciation and amortization	14,770	17,244
	103,521	111,347

Operating income	10,367	12,817

Other expense/(income), net:
Interest expense, net	6,223	7,111
Loss (income) from equity method investments	(35)	68
Other expense/(income)	(159)	530

	6,029	7,709
Income before income taxes and cumulative effect of change in accounting principle	4,338	5,108
Provision for income taxes	867	2,265

Income before cumulative effect of change in accounting principle	3,471	2,843

Cumulative effect of change in accounting principle, net of income taxes	2,723	—

Net income	6,194	2,843

Preferred stock dividend	798	838

Net income available to common shareholders	$5,396	$2,005

Common stock and common stock equivalent shares outstanding, assuming full dilution	24,006	25,092

Net income per common share before cumulative effect of change in accounting principle	$0.11	$0.08

Net income per common share	$0.22	$0.08

EBITDA (1)	$25,137	$30,061

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

(In thousands)

	Three Months Ended
	July 31, 2003	July 31, 2004
Cash Flows from Operating Activities:
Net income	$6,194	$2,843
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	14,770	17,244
Depletion of landfill operating lease obligations	—	1,347
Cumulative effect of change in accounting principle, net	(2,723)	—
Loss (income) from equity method investments	(35)	68
Loss (gain) on sale of equipment	(54)	276
Deferred income taxes	1,351	1,755
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(4,515)	(3,820)
	8,794	16,870
Net Cash Provided by Operating Activities	14,988	19,713
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(6,027)	(3,582)
Additions to property, plant and equipment	(17,738)	(22,908)
Payments on landfill operating lease contracts	—	(9,363)
Advances to unconsolidated entities	(693)	—
Other	363	767
Net Cash Used In Investing Activities	(24,095)	(35,086)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	33,400	44,850
Principal payments on long-term debt	(34,261)	(34,306)
Proceeds from exercise of stock options	53	240
Net Cash Provided by (Used in) Financing Activities	(808)	10,784
Net decrease in cash and cash equivalents	(9,915)	(4,589)
Cash and cash equivalents, beginning of period	15,652	8,007
Cash and cash equivalents, end of period	$5,737	$3,418

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

(In thousands)

Note 1:          Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization (EBITDA) and before an impairment charge and free cash flow, which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies within the industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons, we utilize these non-GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to cash provided by operating activities as determined in accordance with GAAP.  Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Following is a reconciliation of EBITDA to Cash Provided by Operating Activities:

	Three Months Ended
	July 31, 2003	July 31, 2004

Cash Provided by Operating Activities	$14,988	$19,713

Changes in assets and liabilities, net of effects
of acquisitions and divestitures	4,515	3,820
Deferred income taxes	(1,351)	(1,755)
Provision for income taxes	867	2,265
Interest expense, net	6,223	7,111
Depletion of landfill operating lease obligations	—	(1,347)
Other expense/(income), net	(105)	254

EBITDA	$25,137	$30,061

Following is a reconciliation of Free Cash Flow to Cash Provided by Operating Activities:

Three Months Ended July 31, 2004
FREE CASH FLOW:

EBITDA	$30,061
Add (deduct): Cash interest	(2,558)
Net closure / post-closure	(1,457)
Capital expenditures	(22,908)
Cash taxes	(117)
Depletion of landfill operating lease obligations	1,347
Change in working capital, adjusted for non-cash items	(7,369)

FREE CASH FLOW	$(3,001)

Add (deduct): Capital expenditures	22,908
Other	(194)
Cash Provided by Operating Activities	$19,713